TEMPLE-INLAND INC.                        M. RICHARD WARNER
Drawer N                                   Vice President
Diboll, Texas 75941                 General Counsel and Secretary
                                            409-829-7729






                           May 8, 1998



Temple-Inland Inc.
303 South Temple Drive
Diboll, Texas  75941

     Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     I am General Counsel of Temple-Inland Inc., a Delaware corporation (the "Company"). This opinion is being furnished to you in connection with the preparation and filing with the Securities and Exchange Commission of the Registration Statement on Form S-3 (the "Registration Statement") relating to $500,000,000 of Debt Securities (the "Securities") of the Company as more fully described in the Registration Statement. Terms appearing herein with capital letters and not otherwise defined herein shall have the meanings given them in the Registration Statement.

     As counsel for the Company, I have examined corporate proceedings taken by the Company, the Certificate of Incorporation, and Bylaws of the Company and its subsidiaries, and such other documents as I have deemed necessary and relevant as a basis for this opinion, including the Underwriting Agreement and the Indenture. I am admitted to practice law only in the State of Texas, and I express on opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware and the laws of the United States of America.

     Based upon the foregoing, I am of the opinion that the issuance of the Securities has been duly authorized by the Company and when issued and sold in accordance with the terms of the Underwriting Agreement and the Indenture, will constitute valid and binding obligations of the Company.



Temple-Inland Inc.
May 8, 1998
Page 2


     I hereby consent to the filing of this Opinion with the Commission as an exhibit to the Registration Statement and to the use of my name in the Prospectus under the caption "Legal
Matters."

                                   Very truly yours,

                                   /s/ M. Richard Warner

                                   M. Richard Warner

MRW:dgd